UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 2, 2022, ANI Pharmaceuticals, Inc. (the “Company”) announced its decision to cease operations at its manufacturing plant located in Oakville, Ontario, Canada as part of ongoing initiatives to capture operational synergies following the Company’s acquisition of Novitium Pharma.

The Oakville manufacturing plant is expected to cease operations by the first quarter of 2023. The Company is unable at this time to make a good faith estimate of the amount of charges and costs that may be incurred in connection with this closure. In accordance with Item 2.05 of Form 8-K, the Company will timely file an amendment to this report upon the determination of such estimates.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 2, 2022, the Company issued a press release announcing that it will cease operations at its Oakville, Ontario, Canada manufacturing plant. The press release is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press release, dated June 2, 2022, issued by ANI

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Senior Vice President, Finance and Chief Financial Officer
Dated: June 2, 2022